                                                                     Exhibit 4.1

              SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


     SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of the 23rd day of December, 1999, by and among ORAPHARMA, INC., a Delaware corporation (the "Company"), and those stockholders of the Company whose names appear on the
---------
signature pages hereof (the "Investors").
                             ---------

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Company and certain of the Investors are entering into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement")
                                                     ------------------------
in connection with which the Company has agreed to sell shares of its Series D Preferred Stock (as defined below) to such Investors; and

     WHEREAS, in connection with the Stock Purchase Agreement, the parties hereto desire to enter into this Stockholders Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


     SECTION 1.  Definitions.
                 -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

          "Acceptance" shall have the meaning set forth in Section 4.2(e).
           ----------

          "Business Day" shall mean any day that is not a Saturday or Sunday or
           ------------
a day on which banks located in the Commonwealth of Pennsylvania, or New York, New York are authorized or required to be closed.

          "By-Laws" shall mean the By-Laws of the Company.
           -------

          "Capital Stock" shall mean any (i) shares of Common Stock, Preferred
           -------------
Stock or any other equity security of the Company, (ii) debt securities convertible into or exchangeable for any equity security of the Company, or
(iii) options, warrants or other rights to subscribe for, purchase or otherwise acquire any such equity security or debt security of the Company.

          "Charter" shall mean the Third Amended and Restated Certificate of
           -------
Incorporation of the Company, as restated and amended from time to time.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other Federal agency administering the Securities Act at the applicable time.

          "Common Shares" shall mean the issued and outstanding shares of the
           -------------
Company's Common Stock, at the applicable time.

          "Common Stock" shall mean the Common Stock, par value $.001 per share,
           ------------
of the Company.

          "Common Stockholder" shall mean each Person who has purchased Common
           ------------------
Stock from the Company or who acquires Common Stock by Transfer or otherwise and who becomes a party to this Agreement, other than Preferred Stockholders who acquire Restricted Shares upon conversion of the Preferred Shares.

          "Equity Stock" shall have the meaning set forth in Rule 3a11-1 under
           ------------
the Exchange Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

          "Excluded Stock" shall have the meaning given to such term in the
           --------------
Charter.

          "Family" shall include any spouse, lineal ancestor or descendant, or
           ------
sibling, any trust for the exclusive benefit of any of the foregoing, or any corporation, limited partnership, limited liability company or other entity majority controlled by any of the foregoing individuals or trusts.

          "Founders" shall mean Scheer Investment Holdings I, L.L.C., Oak
           --------
Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership, and any permitted transferee of a Founder pursuant to Section 4.1(b), each of whom shall become a party to this Agreement by executing a copy hereof.

          "Founders Pro Rata Fraction" shall have the meaning set forth in
           --------------------------
Section 4.2(b) hereof.

          "Group" shall mean as to (a) a Stockholder that is a partnership, any
           -----
or all of its general or limited partners or any "affiliate" thereof (as defined by Rule 405 promulgated under the Securities Act), (b) a Stockholder that is a trust, any of the beneficiaries, settlers or grantors now existing or hereafter arising from, or any Person under common control with, such trust, (c) a Stockholder that is a corporation, any of its stockholders, any subsidiary of such Stockholder or any corporation which is under common control with such Stockholder, or any directors, officers or employees of the Stockholder, and (d) a Stockholder, that is a limited liability company, any of its members.

          "Initial Public Offering" or "IPO" shall mean the Company's initial
           --------------------------------
distribution of New Securities in an underwritten Public Offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act at a price per New Security of not less than $4.00 (as adjusted for stock splits, stock dividends or similar recapitalizations) and resulting in gross proceeds (before underwriting commissions and offering expenses) to the Company of not less than $15 million.

          "New Securities" shall mean any Equity Stock, including, but not
           --------------
limited to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company.

          "Offer" shall have the meaning set forth in Section 4.2(a) hereof.
           -----

          "Offered Founders Shares" shall have the meaning set forth in Section
           -----------------------
4.2(b) hereof.

          "Offered Shares" shall have the meaning set forth in Section 4.2(a)
           --------------
hereof.

          "Option Shares" shall mean shares of Common Stock issued, available
           -------------
for issuance or subject to options, warrants or rights granted or authorized to be granted to employees, directors, consultants and others who provide services to the Company pursuant to any Stock Plan.

          "Person" shall mean and include a natural person, a corporation, a
           ------
limited liability company, a partnership, a trust, an unincorporated organization, a joint stock company, a joint venture, a government or any department, agency or political subdivision thereof or any other entity of whatever nature.

          "Preferred Registrable Securities" shall have the meaning set forth in
           --------------------------------
Section 8.2.

          "Preferred Shares" shall mean the issued and outstanding shares of the
           ----------------
Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

          "Preferred Stockholder" shall mean each of the Stockholders who has
           ---------------------
purchased Preferred Shares from the Company pursuant to the Stock Purchase Agreement and any Person to whom Preferred Shares or Restricted Shares are Transferred in accordance with the provisions hereof.

          "Pro Rata Fraction" shall have the meaning set forth in Section
           -----------------
4.2(c).

          "Public Offering" shall mean a distribution of New Securities in an
           ---------------
underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

          "Purchasing Stockholder" shall have the meaning set forth in Section
           ----------------------
4.2(f).

          "Registrable Securities" shall have the meaning set forth in Section
           ----------------------
8.2.

          "Restricted Shares" shall mean the shares of Common Stock issued or
           -----------------
issuable upon the conversion of Preferred Shares.

          "Restricted Stock Agreements" shall mean the Restricted Stock Purchase
           ---------------------------
Agreements between the Company and each of the Founders.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and any successor statute and the rules and regulations of the Commission thereunder, as shall be in effect at the applicable time.

          "Selling Stockholder" shall have the meaning set forth in Section
           -------------------
4.2(a).

          "Series A Preferred Registrable Securities" shall mean the shares of
           -----------------------------------------
Common Stock issued or issuable upon conversion or exercise of Series A Preferred Restricted Securities or constituting a portion of the Series A Preferred Restricted Securities.

          "Series A Preferred Restricted Securities" shall mean Series A
           ----------------------------------------
Preferred Stock issued to Preferred Stockholders and the Common Stock issued or issuable upon the conversion of the Series A Preferred Stock issued to Preferred Stockholders, and any other securities of the Company which may be issued hereafter to such Preferred Stockholders or any member of their Group which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities, but excluding the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

          "Series A Preferred Stock" shall mean the Series A Preferred Stock,
           ------------------------
par value $.001 per share, of the Company.

          "Series B Preferred Registrable Securities" shall mean the shares of
           -----------------------------------------
Common Stock issued or issuable upon conversion or exercise of Series B Preferred Restricted Securities or constituting a portion of the Series B Preferred Restricted Securities.

          "Series B Preferred Restricted Securities" shall mean Series B
           ----------------------------------------
Preferred Stock issued to Preferred Stockholders and the Common Stock issued or issuable upon the conversion of the Series B Preferred Stock issued to Preferred Stockholders, and any other securities of the Company which may be issued hereafter to such Preferred Stockholders or any member of their Group which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities, but excluding the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock,
           ------------------------
par value $.001 per share, of the Company.

          "Series C Preferred Registrable Securities" shall mean the shares of
           -----------------------------------------
Common Stock issued or issuable upon conversion or exercise of Series C Preferred Restricted Securities or constituting a portion of the Series C Preferred Restricted Securities.

          "Series C Preferred Restricted Securities" shall mean Series C
           ----------------------------------------
Preferred Stock issued to Preferred Stockholders and the Common Stock issued or issuable upon the conversion of the Series C Preferred Stock issued to Preferred Stockholders, and any other securities of the Company which may be issued hereafter to such Preferred Stockholders or any member of their Group which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities, but excluding the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock), and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

          "Series C Preferred Stock" shall mean the Series C Preferred Stock,
           ------------------------
par value $.001 per share, of the Company.

          "Series D Preferred Registrable Securities" shall mean the shares of
           -----------------------------------------
Common Stock issued or issuable upon conversion or exercise of Series D Preferred Restricted Securities or constituting a portion of the Series D Preferred Restricted Securities.

          "Series D Preferred Restricted Securities" shall mean Series D
           ----------------------------------------
Preferred Stock issued to Preferred Stockholders and the Common Stock issued or issuable upon the conversion of the Series D Preferred Stock issued to Preferred Stockholders, and any other securities of the Company which may be issued hereafter to such Preferred Stockholders or any member of their Group which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities, but excluding the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

          "Series D Preferred Stock" shall mean the Series D Preferred Stock,
           ------------------------
par value $.001 per share, of the Company.

          "Shares" shall mean and include all shares of Capital Stock of the
           ------
Company now owned or hereafter acquired by any Stockholder or transferee of such Stockholder.

          "Stockholder" shall mean each Person who has purchased Shares from the
           -----------
Company or who acquires Shares upon conversion of the Preferred Shares, the exercise of options, any Transfer or otherwise and who is a party to this Agreement.

          "Stock Plan" shall mean any stock option or rights plan for officers,
           ----------
directors, employees and consultants and others who render services to the Company.

          "Stock Purchase Agreement" shall have the meaning set forth in the
           ------------------------
first paragraph of this Agreement.

          "Transfer" shall include any direct or indirect sale, assignment,
           --------
transfer, pledge (but not including a pledge in favor of the Company), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

          "Voting Stock" shall mean and include all shares of voting capital
           ------------
stock of the Company now owned or hereafter acquired by any Stockholder or transferee of such Stockholder.

          "Warrant Shares" shall mean the shares of Common Stock issuable upon
           --------------
exercise of the Warrants issued to the holders of the Series D Preferred Stock pursuant to the Stock Purchase Agreement.


      SECTION 2.    Representations.
                    ---------------

      2.1 By the Company.  The Company represents to each Stockholder that:
          --------------

          (a) The execution, delivery and performance by the Company of this Agreement and all transactions contemplated in this Agreement have been duly authorized by all action required by law, its Charter, its By-Laws or otherwise.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

      2.2 By the Stockholders.  Each Stockholder, as to itself or himself or
          -------------------
herself, represents to the Company and the other Stockholders that:

          (a) The execution, delivery and performance by such Stockholder of this Agreement and, in the case of any Stockholder that is not an individual, all transactions contemplated in this Agreement have been duly authorized by all action required by law, and by the certificate of incorporation and by-laws, partnership agreement, operating agreement or other governing instrument of such Stockholder.

          (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder enforceable against it, him or her in accordance with its terms.


     SECTION 3.   Legend on Shares and Notice of Transfer.
                  ---------------------------------------

      3.1 Restrictive Legends.  (a) Each certificate evidencing Shares, and each
          -------------------
certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 3.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION
          THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
          ANY APPLICABLE STATE SECURITIES LAW.

          (b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

          ADDITIONALLY, THE TRANSFER AND VOTING OF THESE SECURITIES
          IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, AS AMENDED AND/OR RESTATED FROM TIME TO TIME, AMONG ORAPHARMA, INC., THE HOLDER OF RECORD OF THIS CERTIFICATE AND CERTAIN OTHER SIGNATORIES THERETO,
          AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION
          OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ORAPHARMA, INC.

          3.2  Notice of Transfer.  (a) Each of the Stockholders, and any other
               ------------------
holder of any Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.2. Each such notice shall contain (i) a statement setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of said Shares, and (ii) unless waived by the Company, an opinion of counsel for said holder (who may be the inside or staff counsel employed by said holder), as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory bases relied upon by counsel. The following provisions shall then apply:

               (i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 4 hereof and the intended method of disposition specified in the statement delivered by said holder to the Company.

               (ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares pursuant to Section 4 until the required registration or qualification is effective.

          (b) Notwithstanding the provisions of Section 3.2(a), in the case of a Transfer by a holder to a member of such holder's Family or Group, no such opinion of counsel shall be necessary; provided, that the transferee agrees in
                                       --------
writing to be subject to Section 3 hereof to the same extent as if such transferee were originally a signatory to this Agreement.

          (c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 3.1(a) hereof unless (i) in the opinion of counsel (acceptable to the Company) addressed to the Company the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Company shall have waived the requirement of such legend; or (iii) in the reasonable opinion of counsel to the Company, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

          (d) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 3.1(b) hereof, for so long as the provisions of Sections 4 and 5 hereof remain in effect. In the event of the termination of such provisions, a holder of Shares may request that the Company issue a new certificate not bearing the legend set forth in Section 3.1(b) hereof.


      SECTION 4.    Covenants of Stockholders and Company.
                    -------------------------------------

     4.1  Prohibited Transfers.  (a)  Each Stockholder agrees that it, he or she
          --------------------
shall not Transfer any of its, his or her Shares without the prior written consent of the holders of sixty-six and two-thirds of the outstanding Shares other than the Shares held by the Transferring Stockholder, except as provided for in Section 4.2.

          (b) Notwithstanding anything to the contrary contained herein, a Stockholder may Transfer all or any of its, his or her Shares: (i) if the Stockholder is a limited partnership or a trust, to any member of the Group of which such Stockholder is a member; provided, that such transferee shall agree
                                    --------
in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (ii) if the Stockholder is a corporation, to any member of its Group; provided, that such
                                                          --------
transferee shall agree in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (iii) to any member of the Family of a Common Stockholder; provided,
                                                                      --------
that such transferee shall agree in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and, provided, further, that the interests in any Family trusts
                    --------  -------
shall be non-transferable; and (iv) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the deceased Stockholder.

          (c) If requested in writing by the managing underwriters, if any, of any Public Offering, each Stockholder agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering, and the Company hereby also so agrees; provided, however, that this
                                                 --------
restriction will not apply to Transfers permitted under Section 4.1(b) provided such transferee agrees to be bound by the restriction contained in this Section 4.1(c). Notwithstanding the foregoing, in the event that a Selling Stockholder shall have accepted an offer to purchase Offered Shares which have been offered pursuant to Section 4.2(a), such

Selling Stockholder shall not be prohibited from consummating such sale, provided, that the purchaser agrees to be bound by the restrictions contained
---------
in this Section 4.1(c).

     4.2  Right of First Offer on Dispositions.
          ------------------------------------

          (a) Without limiting a Stockholder's right to Transfer all or any part of its, his or her Shares pursuant to any other provisions of this Agreement, if a Stockholder (for purposes of this Section 4.2, the "Selling Stockholder")
                                                      -------------------
desires to Transfer, voluntarily or involuntarily, all or any part of its, his or her Shares pursuant to this Section 4.2 to any Person, the Selling Stockholder shall submit a written offer (the "Offer") to sell such Shares (the
                                               -----
"Offered Shares"), to the Company and the Stockholders, which Offer shall
 --------------
specify the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Stockholder, and the terms and conditions, including price, at which the Shares are being offered to the Company and the Stockholders.

          (b) Subject to and in accordance with the priorities of rights established in subsection (e) below, if the Offered Shares are Common Shares originally issued to a Founder pursuant to a Restricted Stock Agreement

("Founders' Common Shares") and are being offered by such Founder ("Offered
-------------------------                                           -------
Founders Shares"), each of the other Founders shall have the right to purchase
---------------
that number of Offered Founders Shares, on the same terms and conditions specified in the Offer, as shall be equal to the number of Offered Founders Shares multiplied by a fraction, the numerator of which shall be the number of Founders' Common Shares then owned by such Founder and the denominator of which shall be the aggregate number of Founders' Common Shares then owned by all of the Founders other than the Selling Stockholder (the "Founders Pro Rata
                                                      -----------------
Fraction").

          (c) The Company shall have the right to purchase all or any portion of the Shares offered by a Selling Stockholder other than the Offered Founders Shares and all of the remaining Offered Founders Shares, on the same terms and conditions specified in the Offer.

          (d) Subject to and in accordance with the priorities of rights established in subsection (e) below, if the Company and the Founders (to the extent applicable under Section 4.2(b)) do not accept the Offer in accordance with Section 4.2(b) and 4.2(c), respectively, as to any or all of the Offered Founders Shares or Offered Shares, as the case may be, each Preferred Stockholder shall have the right to purchase, on the same terms and conditions specified in the Offer, that number of Offered Founders Shares or Offered Shares, as the case may be, as shall be equal to the remaining number of Offered Founders Shares or Offered Shares, as the case may be, multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Preferred Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the Preferred Stockholders (the "Pro Rata
                                                                --------
Fraction").  For the purpose of calculating the Pro Rata Fraction, each
--------
Preferred Share shall be deemed to represent the number of Common Shares into which the Preferred Share is then convertible.

          (e) The Founders and Preferred Stockholders shall have a right of oversubscription such that, if any Founders and Preferred Stockholders fail to accept the Offer as to its, his or her full Founders Pro Rata Fraction or Pro Rata Fraction, as the case may be, the other Founders and Preferred Stockholders shall, among them, have the right to purchase up to the balance of the Offered Founders Shares or Offered Shares, as the case may be, not so purchased. Such right of oversubscription may be exercised by a Founder or Preferred Stockholder by accepting the offer as to more than its, his or her Founders Pro Rata Fraction or Pro Rata Fraction, as the case may be. If, as a result thereof, such oversubscriptions exceed the total number of Offered Founders Shares or Offered Shares, as the case may be, available in respect of such oversubscription privilege, the oversubscribing Founders and Preferred Stockholders shall be cut back with respect to their oversubscriptions so as to purchase the Offered Founders Shares or Offered Shares as nearly as possible in accordance with their respective Founders Pro Rata Fraction or Pro Rata Fraction, as the case may be, or as they may otherwise agree among themselves. In all instances, the Preferred Stockholders shall have the right to purchase only such Offered Founders Shares as are not purchased by the Company and the Founders. Each Preferred Stockholder shall not be required to purchase more than his or its Pro Rata Fraction and all such purchases shall be on the same terms and conditions as those available to any proposed purchaser pursuant to this Section 4.2.

          (f) If the Company desires to purchase all or any portion of the Offered Shares or, in the case of the Offered Founders Shares, the portion of the Offered Founders Shares not accepted by the other Founders, on the same terms and conditions specified in the Offer, the Company shall communicate in writing its election to purchase (an "Acceptance") to the Selling Stockholder
                                      ----------
and the other Stockholders, which Acceptance shall state the number of Offered Founders Shares or Offered Shares the Company desires to purchase and shall be delivered in person or mailed to the Selling Stockholder and the Stockholders within 20 days of the date the Offer was made.

          (g) If a Founder or Preferred Stockholder desires to purchase all or any part of the Offered Founders Shares or Offered Shares, as the case may be, on the same terms and conditions specified in the Offer, such Founder or Preferred Stockholder (a "Purchasing Stockholder") shall communicate in writing
                          ----------------------
its, his or her Acceptance to the Selling Stockholder and the Company, which Acceptance shall state the number of Offered Founders Shares or Offered Shares the Purchasing Stockholder desires to purchase and shall be delivered in person or mailed to the Selling Stockholder at the address set forth in the Offer, with a copy to the Company and the other Stockholders, within 20 days of the date the Offer was made by the Selling Stockholder pursuant to Section 4.2(a), in the case of the Founders, or 30 days of the date the Offer was made by the Selling Stockholder pursuant to Section 4.2(a), in the case of the Preferred Stockholders.

          (h) If the Company and/or the Purchasing Stockholders elect to exercise their rights under this Section to purchase the Offered Shares, sale of the Offered Shares shall be made on a business day, as designated by the Selling Stockholder, at the offices of the Company not less than 30 nor more than 60 days following the expiration of the period applicable pursuant to Section 4.2(f) and (g) after the Offer is made. Such sales shall be effected by the Selling Stockholder's delivery to each Purchasing Stockholder or the Company, as the case may be, of a certificate or certificates evidencing the Offered Shares to be purchased by it, him or her, duly endorsed for transfer to the Purchasing Stockholder or the Company, as the case may be, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to the Selling Stockholder of the purchase price therefor by the Company or such Purchasing Stockholder, as the case may be. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (i) If the Purchasing Stockholders and the Company do not elect to purchase the Offered Founder Shares or Offered Shares, then the remaining Offered Founder Shares or Offered Shares may be sold by the Selling Stockholder at any time within 150 days after the date the Offer was made to any third party so long as such third party agrees in writing to become a party hereto and be bound hereby. Any such sale shall be upon terms and conditions, including price, not less favorable to the Selling Stockholder than those specified in the Offer.
Any Offered Founder Shares or Offered Shares not sold within such 150- day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 4.2.

      4.3 Election of Directors.
          ---------------------

          (a) Each of the Stockholders agrees to take such action, including the voting of the Shares constituting Voting Stock owned or controlled by such Stockholder (x) at any annual or special meeting of Stockholders of the Company called for the purpose of voting on the election or removal of Directors, or (y) by consensual action of Stockholders with respect to the election or removal of Directors, as may be necessary to cause the following:

               (i) the Board of Directors shall consist of up to nine (9) persons;

          (ii) four (4) directors shall be designees of the Preferred Shares,
(A) one of whom (initially, Eileen M. More) shall be selected by Oak Investment Partners VI, Limited Partnership so long as Oak shall be a Stockholder at the time, (B) one of whom (initially, Harry T. Rein) shall be selected by Canaan Ventures II Limited Partnership so long as any Canaan fund shall be a Stockholder at the time; (C) one of whom (initially, Christopher Moller) shall be selected by TL Ventures III L.P., TL Ventures III Offshore L.P. and TL Ventures III Interfund L.P. so long as any TL Ventures partnership shall be a Stockholder at the time; and (D) one of whom (initially Jesse I. Treu) shall be selected by Domain Associates so long as any Domain partnership shall be a Stockholder at the time;

          (iii) two (2) directors shall be selected by a vote of, or written consent of, the holders of a majority of the Common Stock, voting separately as a class, one of whom (initially, David I. Scheer) shall be selected by Scheer Investment Holdings I, L.L.C. ("Scheer") so long as Scheer is
                                                   ------
a Stockholder at the time, and the other one of whom shall initially be Michael Kishbauch;

          (iv) up to three (3) directors shall be selected by a vote of, or written consent of, the holders of a majority of the Common Stock and Preferred Stock, voting together as a class, two of whom shall initially be James Mauzey and Seth Rudnick; and

          (v) the removal, with or without cause, of any Director upon the request of the party or parties designating such Director and for the election to the Board of a substitute designated by such party or parties in accordance with the provisions of this Section 4.4(a).

          (b) If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director, the Stockholders agree to take immediate action to nominate and elect a person to fill such vacancy in accordance with subsection (a) above.

          (c) The Company shall reimburse each director on the Board of Directors of the Company for all expenses (including travel expenses) reasonably incurred by him or her in connection with such directorship.

          (d) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting agreement or voting trust with respect to voting any Shares constituting Voting Stock, except as provided herein. No Stockholder shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Shares that are not bound by this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares, or act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement.


      SECTION 5.    Certain Transactions.
                    --------------------

          (a) Drag Along.  Subject to Section 4.2 above, anything in this
              ----------
Agreement to the contrary notwithstanding, in the event that the holders of sixty-six and two-thirds of the Preferred Shares by vote or written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the Preferred Stockholders will acquire 50% or more of the Shares of the Company (by stock purchase, merger or otherwise) or all or substantially all of the assets of the Company, upon the written request of the holders of sixty-six and two-thirds of the Preferred Shares, each of the Stockholders agrees to offer to sell all of its, his or her Shares, and to sell all of its, his or her Shares, to such Person or Persons or to vote all of its, his or her Voting Stock in favor of the sale of assets, as the case may be, in either case upon the terms and conditions of the transaction approved by the holders of sixty-six and two-thirds of the Preferred Shares; provided, however, that a Stockholders'
                                    --------  -------
obligation to sell its, his or her Shares pursuant to this Section 5 shall only apply if all of the Shares are to be sold on the same terms and conditions.

          (b) Tag Along.  Subject to Section 4.2 above, anything in this
              ---------
Agreement to the contrary notwithstanding, in the event that the holders of sixty-six and two-thirds of the Preferred Shares receive and desire to accept an offer to Transfer such Preferred Shares to a Person or Persons not affiliated with any of the Preferred Stockholders, such selling Preferred Stockholders shall provide all of the other Preferred Stockholders with written notice of such proposed Transfer at least thirty (30) days prior to the proposed consummation thereof. Upon written request of any such other Preferred Stockholder, it, he or she shall be entitled to sell its, his or her Shares to such Person or Persons in the same proportion of such other Preferred Stockholder's Shares as the selling Preferred Stockholders are selling to such Person or Persons, and on the same terms and conditions as the selling Preferred Stockholders.


      SECTION 6.    Rights to Purchase Additional Stock.
                    -----------------------------------

          (a) Except for Excluded Stock, the Preferred Stockholders and the Founders shall have the right to subscribe to any and all issuances of Capital Stock of the Company in an amount equal to its, his or her Proportional Share of the issuances to the extent set forth in this Section 6. For purposes of determining the "Proportional Share" of the securities to be issued to which
                 ------------------
each Preferred Stockholder and Founder is entitled to subscribe, the number of shares of Common Stock or of Common Stock into which a Preferred Share is then convertible (without giving effect to the proposed issuance of securities) held by the Preferred Stockholder or Founder, as the case may be, divided by the total number of shares of Common Stock outstanding prior to the offering on a fully diluted basis (i.e., assuming that all the outstanding Preferred Shares and any other security of the Company convertible into or exercisable or exchangeable for shares of Common Stock shall have been converted into or exercised or exchanged for shares of Common Stock and that all options have been exercised. The Preferred Stockholders shall have a right of oversubscription such that if any Preferred Stockholders fails to subscribe for its, his or her full Proportional Share, the other Preferred Stockholders shall, among them, have the right to subscribe for the balance of shares of Capital Stock in such issuance not so subscribed for. Such right of oversubscription may be exercised by a Preferred Stockholder by offering to subscribe for more than its, his or her Proportional Share. If, as a result thereof, such oversubscriptions exceed the total number of shares of Capital Stock available in respect of such oversubscription privilege, the oversubscribing Preferred Stockholders shall be cut back with respect to their oversubscriptions so as to subscribe for the number of shares of Capital Stock as nearly as possible in accordance with their respective Proportional Share or as they may otherwise agree among themselves. In any event, each Preferred Stockholder's Proportional Share shall be such number of securities as may be necessary so that such holders' fully diluted Common Stock ownership is not reduced as a result of the foregoing preemptive rights transaction.

          (b) In the event the Company shall propose to issue Capital Stock other than Excluded Stock, the Company shall give written notice (the "Section 6
                                                                       ---------
Offer") to each Preferred Stockholder and Founder which shall set forth the
-----
number and kind or class of shares of Capital Stock proposed to be issued (the

"Section 6 Offered Securities"), the terms and conditions thereof and the price
-----------------------------
therefor. Such notice shall be given at least 30 days prior to the issuance of such Capital Stock.

          (c) The Section 6 Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such Preferred Stockholder or Founder ("30-Day Period").
                         -------------

          (d) A Preferred Stockholder or Founder shall evidence its, his or her acceptance of the Section 6 Offer by delivering a written notice ("Notice of
                                                                   ---------
Acceptance"), signed by the Preferred Stockholder or Founder, as the case may
----------
be, and setting forth the number of Section 6 Offered Securities which the Preferred Stockholder or Founder elects to purchase. The Notice of Acceptance must be delivered to the Company prior to the end of the 30-Day Period.

          (e) If the Preferred Stockholders and the Founders do not tender Notices of Acceptance for all of the Section 6 Offered Securities, the Company shall have 120 days from the expiration of the 30-Day Period to sell all or any part of the Section 6 Offered Securities refused by the Preferred Stockholders and the Founders to any person(s). Any such sale shall be upon terms and conditions, including price, not less favorable to the Company than those specified in the Section 6 Offer.

          (f) Upon the closing of the sale of Section 6 Offered Securities to any third party, each Preferred Stockholder and Founder shall purchase from the Company, and the Company shall issue and sell to such Preferred Stockholder and Founder any Section 6 Offered Securities for which such Preferred Stockholder or Founder tendered a Notice of Acceptance upon the terms specified in the Section 6 Offer.

          (g) In each case, any Section 6 Offered Securities not purchased either by the Preferred Stockholders, the Founders or by any other person in accordance with this Section 6 may not be sold or otherwise disposed of until they are again offered to the Preferred Stockholders and Founders under the procedures specified in this Section 6.

          (h) Notwithstanding the time periods set forth above, in the event the
Section 6 Offered Securities to be issued by the Company are to be issued pursuant to a Public Offering, the Company may require that the Preferred Stockholders and Founders make an election on such date prior to the filing of the registration statement or any amendment thereto relating to the Public Offering as shall be determined by the Company to either (i) commit to purchase from the Company at the public offering price at the closing of the Public Offering, or (ii) waive their rights to subscribe for their Proportional Share of Section 6 Offered Securities to be issued in the Public Offering. In addition to the foregoing, the offering of the Section 6 Offered Securities shall be subject to the following provisions: (a) the subscription right shall not be applicable to Section 6 Offered Securities issuable upon exercise of the underwriters' over-allotment option, and (b) the purchase by the Preferred Stockholders and the Founders shall only be made in a sale pursuant to Section 4(2) under the Securities Act which shall close simultaneously with the closing of the Public Offering.


      SECTION 7.    Reporting of Public Information; Rule 144.
                    -----------------------------------------

     With a view to making available the benefits of Rule 144 under the Securities Act (or any similar or successor rule which may at any time permit the sale of Common Shares to the public without registration), at all times after ninety (90) days after any registration statement covering an offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to each Stockholder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act and the Securities Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any law, rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration (or any similar or successor law, rule or regulation).


      SECTION 8.    Registration Rights.
                    -------------------

      8.1 Demand Registration Rights.  At any time after the earlier to occur of
          --------------------------
March 1, 2001 or six months after consummation of an Initial Public Offering, upon written request by the holders of Preferred Registrable Securities holding in the aggregate at least 30% of the total number of Preferred Registrable Securities that have not been registered under the Securities Act, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Preferred Registrable Securities, as requested by the holders of Preferred Registrable Securities, all as provided in the following provisions of this
Section 8. Holders of Preferred Registrable Securities may require the Company to effect no more than four registrations under the Securities Act, in the aggregate, upon the request of the holders of Preferred Registrable Securities pursuant to this Section 8.1(a). Any registration which is not declared effective pursuant to the Securities Act and which does not remain effective as required by Section 8.5(a) below shall not constitute one of the two registrations which the Company is obligated to effect pursuant to this Section
8.1. A request by a holder of Shares to have the Company effect the registration of Preferred Registrable Securities shall not obligate the holder of Shares to convert them into Common Stock, whether or not the registration of the Preferred Registrable Securities shall become effective; provided, that
                                                             --------
shares of Preferred Stock are automatically converted into Preferred Registrable Securities immediately prior to the closing of the sale of such Preferred Registrable Securities pursuant to such registration.

          8.2  Registration Requested by Holders.  Whenever the Company shall be
               ---------------------------------
requested pursuant to Section 8.1 hereof to effect the registration of any of the Series A Preferred Registrable Securities, Series B Preferred Registrable Securities, Series C Preferred Registrable Securities, or Series D Preferred Registrable Securities (together, the "Preferred Registrable Securities") under
                                       --------------------------------
the Securities Act (a "Request for Registration"), the Company shall promptly
                       ------------------------
give notice of such proposed registration, which shall set forth information, to the extent then known, as to offering price or range, the number of shares to be offered, the proposed manner of distribution and the proposed managing underwriter(s) of the offering, to all holders of Preferred Registrable Securities and the Warrant Shares and the Founders (the Common Stock held by the Founders, together with the Preferred Registrable Securities and the Warrant Shares, being hereinafter referred to as the "Registrable Securities") and
                                              ----------------------
thereupon shall, as expeditiously as possible after such notice, use its best efforts to effect the registration, qualification or compliance under the Securities Act and under all applicable state securities laws of (a) all Preferred Registrable Securities which the Company has been requested to register pursuant to the Request for Registration, and (b) all other Registrable Securities which holders of Registrable Securities have, within 30 days after the Company has given such notice, requested the Company to register all to the extent required to permit the sale or other disposition by the holders of the Preferred Registrable Securities so to be registered. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as reasonably practicable after receipt of the Request for Registration, but in any event within 150 days for any registration which is an IPO, and, 60 days for any registration which is not an IPO. If the holders of Preferred Registrable Securities who requested the registration of Preferred Registrable Securities engage one or more underwriter(s) to distribute such Preferred Registrable Securities, the Company shall permit the managing underwriter(s) and counsel to the underwriter(s) at the Company's expense to visit and inspect any of the properties of the Company, examine its books, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with such underwriter(s) and such counsel its affairs, finances and accounts), at reasonable times and upon reasonable notice, with or without a representative of the Company being present. The Company shall have the right to include in any registration of Preferred Registrable Securities required pursuant to this Section 8.2 additional shares of its Common Stock ("Third Party Registrable Securities") that have the benefit of duly exercised
------------------------------------
registration rights contractually binding on the Company. If any Preferred Registrable Securities to be so registered for sale are to be distributed by or through underwriter(s), then all Registrable Securities to be so registered for sale, and Third Party Registrable Securities, if any, shall be included in such underwriting on the same terms; provided, that if, in the written opinion of the
                                --------
managing underwriter(s), the total amount of such securities to be registered will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (x) first, the maximum number of Third Party

Registrable Securities as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering and (y) then, the minimum number of Registrable Securities, pro rata to the extent practicable, on the
                                  --- ----
basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities as is necessary to reduce the size of the offering.

      8.3 "Piggyback" Registrations.  (a) If the Company at any time proposes
           ------------------------
other than in accordance with a Request for Registration to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Registrable Securities may be registered for sale to the general public, other than on Form S-4 or S-8 or other similar form, whether for its own account or for the account of others, the Company will at each such time promptly give written notice to each holder of Registrable Securities of such proposal, which shall set forth information, to the extent then known, as to offering price or range, the number of shares to be offered, the proposed manner of distribution and the proposed managing underwriter(s) of the offering. Upon the written request of any holder of Registrable Securities given within 20 days after the Company has given such notice, the Company will cause the Registrable Securities which the Company has been requested to register by such holder of Registrable Securities to be registered under the Securities Act (and any related qualification under blue sky laws or other compliance), all to the extent required to permit the sale or other disposition by such holder of Registrable Securities of the Registrable Securities so registered.

          (b) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed for the account of the Company by or through a firm of underwriter(s), then any Registrable Securities which the Company has been requested to register pursuant to clause (a) of this Section 8.3 shall also be included in such underwriting on the same terms as other securities of the same class as the Registrable Securities included in such underwriting; provided, that if, in the written
                                          --------
opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Registrable Securities and the securities held by holders of securities other than the Registrable Securities, if any, will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then (subject to clause (d) of this Section 8.3) the Company shall exclude from such underwriting (x) first, the maximum number of securities, if any, other than Registrable Securities being sold for the account of persons other than the Company as is necessary to reduce the size of the offering and (y) then, the minimum number of Registrable Securities pro rata to the extent practicable, on
                                         --- ----
the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (c) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed for the account of holders of Third Party Registrable Securities or holders (other than the Company) of other securities of the Company other than Registrable Securities by or through a firm of underwriter(s) of recognized standing under underwriting terms appropriate for such transaction, then any Registrable Securities which the Company has been requested to register pursuant to clause
(a) of this Section 8.3 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided, that if, in
                                                         --------
the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting the number of Registrable Securities and other securities, pro rata
                                                                        --- ----
to the extent practicable, on the basis of the number of securities requested to be registered, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (d) Notwithstanding Section 8.3(a), (b) and (c), the Company may exclude all Registrable Securities from registration in connection with the Company's Initial Public Offering if the inclusion of such Registrable Securities would, in the written opinion of the managing underwriter(s) adversely affect the marketing of the New Securities to be sold by the Company therein, provided, however, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company.

      8.4 Registrations on S-3.  At such time as the Company shall have
          --------------------
qualified for the use of Form S-3 (or any successor form promulgated under the Securities Act), the holders of Preferred Registrable Securities and the Warrant Shares shall have the right to request in writing an unlimited number of registrations on Form S-3; provided, that the Preferred Registrable Securities
                           --------
and the Warrant Shares proposed to be included in the registration statement have a proposed aggregate offering price of at least $500,000. Each such request shall (a) specify the number of Preferred Registrable Securities and the Warrant Shares that the holders intend to sell or dispose of, and (b) state the intended method by which the holders intend to sell or dispose of such Preferred Registrable Securities and the Warrant Shares. Upon receipt of a request pursuant to this Section 8.4, the Company shall give prompt written notice of such proposed registration to all holders of Preferred Registrable Securities and the Warrant Shares who shall have the right to request in writing, within 30 days after the Company has given such notice, to participate in such registration on Form S-3. The Company shall use its best efforts to effect such registration or registrations (and any related state securities qualification or blue sky compliance with respect to such securities) on Form S-3 of all Preferred Registrable Securities and the Warrant Shares requested to be registered hereunder as would permit or facilitate the sale and distribution of all or such portion of such Preferred Registrable Securities and the Warrant Shares.

      8.5 Company's Obligations in Registration.  Whenever the Company is
          -------------------------------------
obligated to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will use its best efforts to:

          (a) prepare and file with the Commission, a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective, provided, that the Company shall not
                                          --------
be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than the last business day of the ninth month following the date on which such registration statement becomes effective under the Securities Act, and, provided, further, that in the event
                                         --------  -------
the Commission shall have declared any other registration statement with respect to an offering of securities of the Company to be effective within four months prior to the Company's receiving a Request for Registration, the Company may delay the effective date of the registration statement filed in response to the Request for Registration until six months after the effective date of the previous registration statement;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of nine months following the date on which such registration statement becomes effective under the Securities Act and to comply with provisions of the

Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the holders of Registrable Securities covered by such registration statement shall desire to dispose of the same;

          (c) furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered such numbers of copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as such holders of Registrable Securities may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (d) notify each holder of Registrable Securities, at any time when a prospectus relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any holder of Registrable Securities, prepare and furnish to such holder any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things which may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition in such jurisdictions of such Registrable Securities, provided,
                                                                  --------
however, that the Company shall not be required in connection with this clause
-------
(e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (f) furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered at the closing of the sale of such Registrable Securities by such holders of Registrable Securities a signed copy of (i) an opinion or opinions of counsel for the Company acceptable to such holders of Registrable Securities in form and substance as is customarily given to underwriters in public offerings, and (ii) a "cold comfort" letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, to the extent that such "cold comfort" letters are then available to selling stockholders;

          (g) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or, if similar equity securities are not listed, to include the Registrable Securities on the Nasdaq National Market System if the inclusion is then permitted under the rules thereof or, if similar equity securities are not then included therein, to include the Registrable Securities on the National Association of Securities Dealers Automated Quotation System;

          (h) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter(s) of such offering in the form customary for such underwriter(s) for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings;

          (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities in each case not later than the effective date of such registration; and

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

      8.6 Payment of Registration Expenses.  The costs and expenses of all
          --------------------------------
registrations and qualifications under the Securities Act, and of all other actions which the Company is required to take or effect pursuant to this Section 8, shall be paid by the Company or holders of Third Party Registrable Securities or other securities of the Company other than Registrable Securities, if any (including, without limitation, all registration and filing fees, printing expenses, auditing costs and expenses, the fees and disbursements in connection with issuance of a "cold comfort" letter from the independent certified accountants of the Company and the reasonable fees and disbursements of counsel for the Company and one special counsel for the holders of Registrable Securities, which will be selected by the holders of sixty-six and two-thirds of the Registrable Securities then being registered) and the holders of Registrable Securities shall pay only the underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities sold by them;

provided, that in the event more than two registrations of Registrable
--------
Securities become effective under the Securities Act as a result of Requests for Registration pursuant to Section 8.4 in any 12-month period, the holders of Registrable Securities and other securities, if any, included in such registrations shall reimburse the Company pro rata for all registration and
                                          --- ----
filing fees, reasonable printing expenses, reasonable auditing costs and expenses (excluding costs and expenses of the Company's annual audit) and the reasonable fees and expenses of counsel for the Company and the selling stockholders and such reimbursement shall be made to the Company at the earlier of the initial closing date of the offering or 30 business days after the effective date of such a registration statement.

      8.7 Information from Holders of Registrable Securities.  Notices and
          --------------------------------------------------
requests delivered by holders of Registrable Securities to the Company pursuant to this Section 8 shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken. Each holder of Registrable Securities hereby agrees to provide the Company, or its agents or designees, with all information reasonably required in connection with the registration, qualification or compliance under the Securities Act or any applicable state securities law of any Registrable Securities.

      8.8 Indemnification.  (a) In the event of any registration under the
          ---------------
Securities Act of any Registrable Securities pursuant to this Section 8, the Company shall indemnify and hold harmless each holder of Registrable Securities disposing of such Registrable Securities, each of its respective officers and directors, and each other person, if any, which controls (within the meaning of the Securities Act) such holder of Registrable Securities and each Stockholder, if any, which may be deemed to control (within the meaning of the Securities Act) the Company and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of a prospectus, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and will reimburse each such holder of Registrable Securities and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such holder of Registrable Securities or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that the Company will not be liable in any such case to
            --------
the extent that any such loss, claim, damage or liability is caused by or contained in written information furnished by a holder of Registrable Securities to the Company by an instrument duly executed by such holder of Registrable Securities or such controlling or participating person, as the case may be, expressly for inclusion therein.

     Each such holder of Registrable Securities will, if requested by the Company prior to the initial filing of any such registration statement, agree in writing, severally but not jointly, to indemnify and hold harmless the Company and each person which controls (within the meaning of the Securities Act) the Company, each of its respective officers and directors, and each other person (including underwriters) who participates in the offering of such Registrable Securities, against all losses, claims, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) result from any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or result from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such loss, claim, damage or liability result from any such statement or omission contained in any written information furnished to the Company by an instrument duly executed by such holder of Registrable Securities and specifically stated to be for inclusion therein. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding, but no failure or delay by the indemnified party in notifying the indemnifying party of any claim, or commencement of any action, suit or proceeding shall relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced thereby. The indemnifying party shall have the rights, subject to prior approval of the indemnified party (such approval not to be unreasonably withheld), to select legal counsel and to compromise or settle any action, suit or proceeding.

          (b) Indemnification similar to that specified in the preceding clause of this Section 8.8 (with appropriate modifications) shall be given by the Company and, at the Company's request, each holder of Registrable Securities with respect to any registration or other qualification of securities under any state securities and "blue sky" laws.

          (c) Each indemnified party shall notify the indemnifying party in writing promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party, the indemnifying party will be entitled to participate in the defense with counsel selected by such indemnified party. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding.

          (d) If the indemnification provided for in this Section 8.8 shall be unavailable or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage or liability (or proceeding in respect thereof) referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or proceeding in respect thereof), in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand. The relative fault shall be determined by equitable considerations including reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, and access to information and opportunity to correct or prevent such statement omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall an indemnifying party be required to contribute in excess of the amount of the net proceeds received by such indemnifying party in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability (or proceeding in respect thereof). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability (or proceeding in respect thereof) referred to above shall be deemed to include, for purposes of this Section 8.8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage or liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of Registrable Securities, the Company, the selling stockholders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 8.8 shall be deemed inoperative for purposes of such offering with respect to any indemnification or contribution obligations involving the Company, the selling stockholders and the underwriter(s) of the offering, but shall remain applicable with respect to obligations solely between the selling stockholders and the Company and controlling persons as to indemnification and contribution.

      8.9 Withdrawal from Registration.  If any holder of Registrable Securities
          ----------------------------
disapproves of the terms of any underwriting pursuant to this Section 8, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s) delivered at least five (5) days prior to the effective date of the applicable registration statement. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such Registrable Securities or other securities, a greater number of Registrable Securities held by other holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the effect of underwriter limitations in Section 8.2 and 8.3.


      SECTION 9.    Duration of Agreement.  The rights and obligations of each
                    ---------------------
Stockholder, except the rights and obligations contained in Sections 3.1(a), 3.2 and 8 hereof, shall terminate as to each Stockholder upon the closing of the Initial Public Offering by the Company. The obligations contained in Sections 3.1(a), 3.2 and 8 shall survive indefinitely until, by their respective terms, they are no longer applicable.


      SECTION 10.   Remedies.  In case any one or more of the covenants and/or
                    --------
agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement and/or a temporary or permanent injunction, in any case without showing any actual damage. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.
                                                                     -- ------


      SECTION 11.   Successors and Assigns.  Except as otherwise expressly
                    ----------------------
provided herein, this Agreement shall bind and inure to the benefit of the Company, each of the Stockholders and the respective successors or heirs and personal representatives and permitted assigns of each of the Stockholders and the successors of the Company. Each Stockholder agrees further that it shall not sell any Shares to any Person not a party to this Agreement unless such Person becomes a party to this Agreement contemporaneously with such sale by executing and delivering to the Company an agreement to be bound hereby, whereupon such Person shall be deemed a Stockholder and shall have the same rights and obligations as other Stockholders.


      SECTION 12.   Additional Stockholders.  The parties hereto acknowledge and
                    -----------------------
agree that the Company may issue and sell shares of Common Stock to Persons not presently a party to this Agreement, provided, however, that (i) all such sales
                                     --------  -------
are not made in violation of this Agreement, and (ii) no shares of Common Stock shall be issued and sold to a Person not presently a party to this Agreement unless and until such Person (A) becomes a party to this Agreement contemporaneously with such issuance and sale by executing and delivering to the Company an agreement to be bound hereby, whereupon such Person shall be deemed a Stockholder and shall have the same rights and obligations as other Stockholders and (B) agrees to be bound by and to comply with the provisions of Sections 3, 4 and 5 hereof.

      SECTION 13.   Entire Agreement.  This Agreement, the Stock Purchase
                    ----------------
Agreement and the Restricted Stock Agreements of the Company contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior stockholders agreements and all other prior and contemporaneous arrangements or understandings with respect thereto. It is understood and agreed among the parties hereto that this Agreement and the representations, warranties, and covenants made herein are made expressly and solely for the benefit of the other party or parties hereto (or their respective successors or permitted assigns), and that no other person shall be entitled or be deemed to be a third-party beneficiary of any party's rights under this Agreement.


      SECTION 14.   Notices.  All notices, requests, consents and other
                    -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered (a) by hand, (b) sent by telex or telecopier (with receipt confirmed); provided, that a copy is mailed by
                                     --------
registered mail, return receipt requested, or (c) one (1) day after sent by the sender, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties); provided, however, that if the Stockholder is
                              --------  -------
foreign, notice shall be sent by air courier, and telecopied or telexed to such
Stockholder:

          (a) If to Oak Investment Partners VI, Limited Partnership and/or Oak VI Affiliates Fund, Limited Partnership:

               Oak Investment Partners
               One Gorham Island
               Westport, Connecticut 06880
               Telecopier No.: (203) 227-0372
               Attention:  Eileen M. More

          (b) If to Canaan S.B.I.C., L.P., Canaan Capital Limited Partnership or Canaan Capital Offshore Limited Partnership C.V. or Canaan Equity, L.P.:

               Canaan Equity Partners LLC
               105 Rowayton Avenue
               Rowayton, Connecticut  06853
               Telecopier No.:  (203) 854-9117
               Attention: Member/Manager

          (c)  If to Frazier Healthcare II, L.P.

               Frazier & Company
               2 Union Square
               601 Union Street, Suite 2110
               Seattle, Washington 98101
               Telecopier No.: (206) 621-1848
               Attention:  Jon N. Gilbert

          (d) If to TL Ventures III L.P., TL Ventures Offshore L.P. or TL Ventures III Interfund L.P.:

               TL Ventures
               800 The Safeguard Building
               435 Devon Park Drive
               Wayne, Pennsylvania 19087-1945
               Telecopier No.: (610) 975-9330
               Attention:  Christopher Moller, Ph.D.

          with a copy to:

               TL Ventures
               800 The Safeguard Building
               435 Devon Park Drive
               Wayne, Pennsylvania 19087-1945
               Telecopier No.: (610) 975-9330
               Attention:  Chief Financial Officer

          (e) If to Domain Partners IV, L.P., DP IV Associates, L.P. or Biotechnology Investments Limited:

               Domain Associates
               One Palmer Square
               Princeton, New Jersey 08542
               Telephone No.: (609) 683-5656
               Telecopier No.: (609) 683-9789
               Attention: Jesse I. Treu, General Partner
                         and Kathleen K. Schoemaker, General
                         Partner

          (f)  If to Healthcap KB or Healthcap CoInvest KB:

               Struregatan 34
               S-11436 Stockholm
               Sweden
          with a copy to:

               Simpson Thacher & Barlett
               425 Lexington Avenue
               New York, New York 10017
               Telecopier copy: (212) 455-2502
               Attention: Richard A. Miller, Esq.

          (g)  If to Sentron Medical, Inc.:

               Sentron Medical, Inc.
               4445 Lake Forest Drive
               Suite 600
               Cincinnati, OH 45242
               Telephone No.: (513) 563-3240
               Telecopier No.: (513) 563-3261
               Attention: Ms. Karen Morgan

          (h)  If to Jon N. Gilbert, Nader I. Naini or Fred E. Silverstein:

               Frazier & Company
               2 Union Square
               601 Union Street, Suite 2110
               Seattle, Washington 98101
               Telecopier No.: (206) 621-1848
               Attention: [Applicable Purchaser]

          (i)  If to Glenn R. Stewart:

               3265 67/th/ Ave., S.E.
               Mercer Island, WA 98040
               Telecopier No.:_____________

          (j)  If to Charles H. Blanchard

               615 Lighthouse Way
               Sanibel, Florida 33957
               Telecopier No.: ______________

          (k)  If to Scheer Investment Holdings I, L.L.C.:

               Scheer & Company, Inc.
               250 West Main Street
               Branford, CT  06405
               Attention:  David I. Scheer

In the case of any notice pursuant to Section 14(a) through (k), with a copy to:

               Reboul, MacMurray, Hewitt, Maynard & Kristol
               45 Rockefeller Plaza
               New York, NY 10111
               Telephone No.: (212) 841-5711
               Telecopier No.: (212) 841-5725
               Attention: John MacMurray, Esq.

          (l)  If to the Company:

               OraPharma, Inc.
               732 Louis Drive
               Warminster, Pennsylvania 18974
               Telecopier No.: 215-443-9531
               Attention: Michael Kischbauch

          with a copy to:

               Sills Cummis Radin
                Tischman Epstein & Gross, P.A.
               One Riverfront Plaza
               Newark, New Jersey 07102
               Telecopier No.: (973) 643-6500
               Attention:  Ira A. Rosenberg, Esq.

          All such notices, requests, consents and communications shall be deemed to have been given (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telex or telecopier transmission, on the date on which the sender receives machine confirmation of such transmission, and (c) in the case of mailing, on the fifth business day following the date of such mailing.


      SECTION 16.   Changes.  The terms and provisions of this Agreement may not
                    -------
be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a written instrument signed by (i) the Company, and (ii) the holders of at least 66-2/3% of the voting power of the Shares, voting together as a class.


      SECTION 17.  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


      SECTION 18.  Headings.  The headings of the various sections of this
                   --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      SECTION 19.  Nouns and Pronouns.  Whenever the context may require, any
                   ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.


      SECTION 20.  Severability.  Any provision of this Agreement that is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


      SECTION 21.  Governing Law; Jurisdiction.  This Agreement and (unless
                   ---------------------------
otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed in all respects by the law of the State of New Jersey without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders Agreement on the date and year first written above.

                              ORAPHARMA, INC.


                              By:_____________________________
                                 Michael Kishbauch, President


                              OAK INVESTMENT PARTNERS VI,
                              LIMITED PARTNERSHIP

                              By:   Oak Associates VI, L.L.C.


                              By:_____________________________
                                 Eileen M. More,
                                 Managing Member

                              OAK VI AFFILIATES FUND, LIMITED
                              PARTNERSHIP

                              By:   Oak VI Affiliates, L.L.C.


                              By:_____________________________
                                 Eileen M. More,
                                 Managing Member

                              CANAAN S.B.I.C., L.P.

                              By:   Canaan S.B.I.C. Partners, L.P., General
                                    Partner


                              By:_____________________________
                                 Harry T. Rein,
                                 General Partner

                              CANAAN CAPITAL LIMITED PARTNERSHIP

                              By:   Canaan Capital Management,   L.P., General
                                    Partner
                              By:   Canaan Capital Partners L.P.,   General
                                    Partner
                              By:_____________________________
                                 Harry T. Rein,
                                 General Partner


                              CANAAN CAPITAL OFFSHORE LIMITED PARTNERSHIP C.V.

                              By:   Canaan Capital Management L.P., General
                                    Partner
                              By:   Canaan Capital Partners L.P., General
                                    Partner

                              By:_____________________________
                                 Harry T. Rein,
                                 General Partner

                              CANAAN EQUITY, L.P.

                              By:   Canaan Equity Partners LLC,
                                    Member/Manager


                              By:_____________________________
                                 Member/Manager

                              FRAZIER HEALTHCARE II, L.P.

                              By:   FHM, L.L.C., General Partner
                              By:   Frazier Management, L.L.C., Member


                              By:______________________________
                                 Jon Gilbert, Member

                              TL VENTURES III L.P.

                              By:   TL Ventures III Management
                                    L.P., General Partner
                              By:   TL Ventures III LLC, General
                                    Partner


                              By:_____________________________
                                 Managing Director

                              TL VENTURES III OFFSHORE L.P.

                              By:   TL Ventures III Offshore
                                    Partners L.P., General Partner
                              By:   TL Ventures III Offshore Ltd.,
                                    General Partner


                              By:_____________________________
                                 Name:
                                 Title:


                              TL VENTURES III INTERFUND L.P.

                              By:   TL Ventures III LLC, General
                                    Partner


                              By:_____________________________
                                 Managing Director

                              DOMAIN PARTNERS IV, L.P.

                              By:   One Palmer Square Associates
                                    IV, L.L.C., General Partner


                              By:_____________________________
                                 Managing Member

                              DP IV ASSOCIATES, L.P.

                              By:   One Palmer Square Associates
                                    IV, L.P., General Partner


                              By:_____________________________
                                 Managing Member

                              BIOTECHNOLOGY INVESTMENTS LIMITED

                              By:   Old Court Limited


                              By:_____________________________
                                 Attorney-in-Fact

                              SENTRON MEDICAL, INC.


                              By:_____________________________
                                 Vincent Paglino
                                 Vice President

                              HEALTHCAP KB

                              By:   Healthcap AB, General Partner


                              By:_____________________________
                                 Director

                              HEALTHCAP COINVEST KB

                              By:   Healthcap AB, General Partner


                              By:_____________________________
                                 Director

                              SCHEER INVESTMENT HOLDINGS I, L.L.C.



                              By:_____________________________
                                 David I. Scheer,
                                 Managing Member



                              ________________________________
                                    Charles H. Blanchard



                              ________________________________
                                    Jon N. Gilbert



                              ________________________________
                                    Nader J. Naini



                              ________________________________
                                    Fred Silverstein, M.D.



                              ________________________________
                                    Glenn R. Stewart, M.D.



                              ________________________________
                                    Michael Kishbauch